Exhibit 99.1

May 25, 2017

FOR IMMEDIATE RELEASE

Investor Contact:  Mark Warren (205) 298-3220

Media Contact:  David Donaldson (205) 298-3220

VULCAN ANNOUNCES AGREEMENT TO ACQUIRE AGGREGATES USA LLC

Enhances Vulcan’s Service to High Growth Markets in Southeastern United States

Birmingham, Alabama — May 25, 2017 — Vulcan Materials Company (NYSE:VMC), the nation’s largest producer of construction aggregates, today announced that it has reached a definitive agreement with SPO Partners to acquire its aggregates business, Aggregates USA LLC for $900 million in cash.  Aggregates USA LLC operates 31 facilities serving high growth markets in Georgia, Florida, Tennessee, South Carolina and Virginia.

“We are pleased to have reached agreement with SPO Partners for these strategic assets, which enhance our ability to serve high growth markets throughout the southeastern U.S.,” said Vulcan’s Chairman and Chief Executive Officer Tom Hill.  “With the addition of these quarries and related assets, Vulcan will be able to capitalize on continuing increases in state highway funding programs in Georgia, Florida, South Carolina, Tennessee, and Virginia, and on the continued private sector growth across the region.  This transaction will provide Vulcan with long-term high quality reserves across the entire portfolio.  Aggregates USA operates efficient, high productivity facilities run by strong teams, and we welcome them to our Company.”

The acquisition complements and expands Vulcan’s service offerings in Georgia with three granite quarries — two of which have rail capabilities extending the Company’s reach into important markets — along with 16 rail distribution yards in Georgia, South Carolina and Florida.  In addition, the acquisition includes 12 limestone quarries in eastern Tennessee and southwest Virginia.  Vulcan may divest several quarries in Tennessee to a third party in order to expedite the regulatory approval process.

The transaction is subject to customary closing conditions and regulatory provisions under the Hart-Scott-Rodino Act.  Vulcan expects the transaction to be accretive to the Company’s earnings per share in the first year following the close.

SPO Partners is a Mill Valley, California-based investment partnership that employs a long-term, value-oriented and highly concentrated approach to investing in companies in the public and private markets.  With over $7 billion in assets under management, SPO invests across a wide range of industries including basic materials, media, telecom, energy, power and real estate.

Vulcan Materials Company, a member of the S&P 500 index with headquarters in Birmingham, Alabama, is the nation’s largest producer of construction aggregates and a major producer of other construction materials.  For additional information about Vulcan, go to www.vulcanmaterials.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.  Statements that are not historical fact, including statements about Vulcan’s beliefs and expectations, are forward-looking statements. Important factors that could cause our actual results to be materially different from our expectations include, among others, (i) the risk that Vulcan does not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated, (ii) modifications to the terms of the acquisition may be required in order to obtain or satisfy such approvals or conditions, (iii) the risk that the acquisition does not close or that there are changes in the anticipated timing for closing the acquisition, (iv) business disruption during the pendency of or following the acquisition, including diversion of management time, (v) the risk that Vulcan is unsuccessful in implementing its strategy and business plan, (vi) the risk that Vulcan is unable to react to and address key business and regulatory issues, and (vii) other risks, assumptions and uncertainties detailed from time to time in Vulcan’s SEC reports, including Vulcan’s latest Annual Report on Form 10-K for the year ended December 31, 2016.  Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. There can be no assurance that the acquisition described above will be consummated. Forward-looking statements speak only as of the date hereof, and Vulcan assumes no obligation to update such statements except as required by law.

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